EXHIBIT 10.1
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                BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT

         THIS BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT (the "Agreement") is entered into this the 24th day of March 1998, between First Commonwealth Bank, a state chartered commercial bank having its principal office at Philadelphia and Sixth Streets, Indiana Pennsylvania 15701 (the "Seller"), and Nittany Financial Corp., a Pennsylvania holding company organized for the purpose of forming and owning 100% of the stock of Nittany Bank, a federally chartered stock savings bank (in formation), having its principal office at 637 Kennard Road, State College, Pennsylvania 16801 (the "Purchaser"). The Seller and the Purchaser are hereinafter sometimes collectively referred to as the "Parties".

         WHEREAS, the Seller wishes to sell the deposits and certain assets, as defined herein, of the branch offices operated under the name Central Bank at
(1) 116 East College Avenue, State College, Pennsylvania (the "East College Branch"), and (2) 1276 North Atherton Street, State College, Pennsylvania (the "North Atherton Branch").

         WHEREAS, the Purchaser wishes to assume the deposits and purchase certain assets of the Branches, and

         NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements, covenants, representations, warranties and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have agreed and do agree as follows (the "Transaction"):

            DEFINITIONS

         Some of the capitalized terms appearing in this Agreement are defined below. The definition of a term expressed in the singular also applies to that term as used in the plural and vice versa.

         "ATM" means automatic teller machine.

         "Assets" has the meaning set forth in Section 1.02 of this Agreement.

         "Branches" means the branch offices of Seller at 116 East College Avenue and 1276 North Atherton Street, State College,
Pennsylvania.

         "Break-Opens" means, with respect to safe deposit boxes, property in the possession of Seller as a result of non-payment of rental fees or pursuant to a court order, as set forth in Section 1.06 of this Agreement.


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         "Closing"  means  the  purchase  of the  Assets  by  Purchaser  and the assumption of the Liabilities by Purchaser on the Effective Date.

         "Effective Date" has the meaning set forth in Section 1.01 of this Agreement.

         "Deposit  Liabilities"  means all  deposits  (as  defined  in 12 U.S.C.
Section 1813(l)) which are booked at the Branches on the Closing Date, including in each case accrued but unpaid interest and both collected and uncollected funds, but excluding (i) deposits held in accounts for which Seller acts as fiduciary (other than deposits held by retirement plans), and (ii) deposits constituting official checks, travelers checks, money orders or certified checks.

         "Fixed Assets" means all fixtures (including signage poles), leasehold improvements, furnishings, vaults, safe deposit boxes, equipment (including, for example, all ATM machines, but excluding any computer or telecommunications equipment), supplies (other than forms and other supplies which bear Seller's name or logo), and other personal property, which are owned or (to the extent of Seller's interest as lessee) leased by Seller, which are located at the Branches on the Closing Date. .

         "Premium" has the meaning set forth in Section 3.1 of this Agreement.


                                    ARTICLE I
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

1.01 Effective Date. The closing of the Transaction contemplated hereby (the "Closing") shall occur as soon as possible following receipt of all approvals of regulatory authorities necessary for the Purchaser and Seller to consummate such Transaction at such time and date as may be mutually agreed to by the Parties (the "Effective Date" or the "Closing Date"). The Closing shall be held at such place as may be agreed upon by the Parties. Notwithstanding the foregoing, in no event shall the Closing Date be before seven (7) calendar days after the last date of approval issued by the Office of Thrift Supervision ("OTS"), Pennsylvania Department of Banking ("PDB") and the Federal Deposit Insurance Corporation ("FDIC") or later than 30 days after receipt of such approvals.
Determination of the Closing Date shall give consideration to timetables associated with all conditions and duties of the Parties, including obtaining all necessary governmental approvals and certifications and coordination of the transfer of the electronic data processing files and systems. It is agreed that time is of the essence with respect to this Transaction.

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1.02 Transfer of Assets and Consideration Therefor.

         (a) Obligations of the Seller. Except as otherwise expressly provided herein, the sale of the assets is without warranty or guarantee, express or implied, on an "as-is, where-is" basis, and without recourse. Except as otherwise expressly provided herein, the assets are sold without any representation or warranty whatsoever by Sellers. The Seller agrees that, subject to the terms and conditions of this Agreement, it will validly sell, assign, transfer, convey and deliver to the Purchaser, on the Effective Date:

               (i) All of its rights, title and interest, as lessee under any and all real estate leases pertaining to the Branches, (set forth at Schedule 1.02(a)(i)) together with all leasehold improvements thereon, including any security deposits on such real estate leases net of deductions as specified at Section 8.02;

               (ii) All of its rights,  title and interest,  if any, in all real property pertaining to the Branches (set forth at Schedule 1.02(a)(ii);

               (iii)All of its rights,  title and  interest in and to all of the furniture, fixtures and equipment used in the operation of the Branches, as set forth at Schedule 1.02(a)(iii);

               (iv) All of its rights,  title and  interest to the safe  deposit box business conducted at the North Atherton Branch, exclusive of "Break-Opens" as hereinafter defined at Section 1.06;

               (v) All petty cash, vault cash, automated teller machine cash and drawer cash ("Branch Cash") maintained at the Branches as of the Closing Date, subject to audit verification conducted by a representative of each party as of the close of business on the Closing Date, and savings and checking deposit records and customer records relating thereto;

               (vi) All of its  rights,  title  and  interest  in the  Loans  as referred to at Section 1.04; Further, Seller agrees to maintain the Branches and related property and assets in a manner conducive to normal operations from the date of the Agreement through the Closing Date.


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         (b)  Obligations  of the  Purchaser.  The Purchaser  agrees that on the
Effective Date, subject to the terms and conditions of this Agreement, and in consideration for the aforesaid sale, assignment, transfer, conveyance and delivery:

               (i) Purchaser will pay to the Seller the sum of the aggregate of the following: the aggregate purchase price for the Leasehold Improvements, Furniture, Fixtures and Equipment, and the Branch and ATM Cash, as adjusted by the pro rata rents paid in advance on the rented safe deposit boxes and pro rata adjustments as provided at Section 1.10; and (ii)
                    (ii) the Purchaser will assume and agree to pay, perform and discharge all Deposit Liabilities of the Seller to transfer to Purchaser as of the Closing Date, including accrued interest, attributed on the records of the Seller to the Branches now existing or hereafter arising and existing on the Effective Date as set forth at Schedule 1.02(b)
                    (i)(1) "Schedule of Deposit Liabilities" attached hereto, with only such changes therein as shall have occurred in the ordinary course of business of the Seller between the date of such schedule and the Effective Date. The risk of loss for deposited items in transit as of the Closing Date shall rest with the Seller. The purchase price for the Prepaid Rent, Real Property, Leasehold Improvements, Furniture, Fixtures and Equipment shall be equal to the book value of the Seller under generally accepted accounting principles as set forth at Schedule 1.02(b)(i)(2).

               (ii) Purchaser  will  assume  and  thereafter  fully  and  timely perform and discharge, in accordance with their terms, all of the liabilities and obligations of the Seller arising on and after the Closing Date related to the leased property, personal property, furniture, fixtures and equipment, rented safe deposit boxes, exclusive of Break-Opens, and any related contracts and service agreements listed in Schedule 1.02(b)(ii), except to the extent that assumption of such obligations is objected to by the applicable third party despite the assistance of Seller's best efforts, or Purchaser and Seller agree to modify or cancel as appropriate, such obligations as of the Closing Date.

1.03 Payment of Premium.

         (a) The Purchaser further agrees that on the Effective Date, subject to the terms and conditions of this Agreement, it shall pay

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to the Seller a premium in the form of cash  equal to nine  percent  (9%) and in the form of stock equal to one percent (1%) times (X) the Deposit Liabilities less Excluded Deposits as defined herein at the Branches (the "Premium"). For purposes of calculating the Premium, there shall be subtracted from the aggregate balance of Deposit Liabilities (i) retail certificates of deposit of $100,000 or more with negotiated rates ("Retail Jumbo Certificates of Deposit"),
(ii) bid money jumbo Certificates of Deposits, (iii) deposit accounts held by officers, directors or employees of the Seller other than those whose primary work location is at one of the Branches and who will be employed by the Purchaser on the first day following the Closing Date, and (iv) deposits made with respect to Individual Retirement Accounts and KEOGH Accounts ("IRA Deposits") (collectively, constituting the "Excluded Deposits").

         (b) The amount to be paid by the Seller to the Purchaser in consideration of the assumption by the Purchaser of the Deposit Liabilities referred to at Section 1.02(b)(i) and the Premium referred to at Section 1.03(a) is for the sole purpose of determining the amounts to be paid by the Seller and the Purchaser hereunder and shall not constitute an allocation of the purchase price for any particular asset being transferred or liability being assumed.

         (c) Because certain components of the closing payments will not be finally determinable until after the Closing Date, the Seller shall pay the Purchaser by wire transfer of immediately available funds by 2:00 p.m. on the Closing Date an amount equal to the outstanding balances and accrued interest on the Deposit Liabilities, as of the close of business on the second business day preceding the Closing Date reduced by the Purchase Price, net of adjustments (the "Preliminary Closing Payment"). The Seller shall deliver to the Purchaser on the business day immediately preceding the Closing Date a preliminary settlement statement setting forth a calculation of the Closing Payment, similar to that as set forth at Schedule 1.03(c).

         (d) The Seller shall deliver to the Purchaser no later than 30 business days after the Closing Date a final settlement statement, similar to that as set forth at Schedule 1.03(d), setting forth a calculation of the Final Closing Payment and the difference between the Final Closing Payment and the Preliminary Closing Payment. The difference between the Final Closing Payment and the Preliminary Closing Payment shall be paid by wire transfer of funds by the Seller to the Purchaser or by the Purchaser to the Seller, as applicable, no later than 45 business days after the Closing Date. Any such amount shall accrue interest at the Federal Funds Rate in effect on the Closing Date from the Closing Date to the date of payment. Further, any errors on Deposit Liabilities or accrued interest thereon, or other amounts ("Mistakes-in-Fact") which are determined as of the date of the final settlement statement shall be reconciled as of such date and appropriate

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adjustments  of  payments  shall  be made to the  Seller  or the  Purchaser,  as appropriate, at such time. Notwithstanding the foregoing, or anything else herein to the contrary, any Mistakes- in-Fact which shall be determined by the Seller or the Purchaser thereafter related to the Transaction consummated under this Agreement shall nevertheless be reconciled by adjustment or payment to the Seller or the Purchaser, as appropriate, within 30 days of such determination. The provisions of this Section shall survive beyond the Effective Date.

         (e) If Seller accepts an item before the Closing Date, which item is returned as uncollectible, and no offset of funds is available to the Purchaser, then Seller shall be liable for such item in an amount equal to the portion not covered by offset. Adjustment to the Closing Payment will be made as necessary to reflect Seller's liability.

1.04 Purchase of Loans.

         (a) In addition to the purchase of assets and assumption of liabilities described above, the Purchaser shall purchase on the Effective Date certain deposit related loans of the Branches (the "Loans") at the par value of such loans on the Closing Date. These Loans shall consist of: (i) loans secured by deposit instruments, including but not limited to, savings accounts and certificates, on the books of the Branches and (ii) unsecured loans created by writing a check or similar instrument and creating an overdraft and loan on an account with an established line of credit. The Purchaser will receive all pertinent details on these loans as part of the closing transaction at least thirty days prior to the Effective Date. Purchase of these Loans shall be subject to each loan being acceptable to the Purchaser in accordance with the Purchaser's underwriting standards. (A list of such Loans as of December 31, 1997, is attached hereto as Schedule 1.04(a)). Loans related to the Deposit Liabilities include loans secured by deposits, overdraft loans related to checking accounts, and similar loans. Except as mutually agreed upon, Loans to be purchased will not include loans for which no active deposit relationship exists as a Deposit Liability which shall transfer. Purchaser reserves the right within its sole discretion to reject any such Loans, provided notice of such rejection is given not less than fourteen (14) days prior to the Closing Date; in which case the related Deposit Liabilities, if any, shall not transfer.

1.05 Additional Obligations of the Parties.

         (a)      Actions by Seller at Closing.  On the Effective Date, the
Seller will:

         (i) deliver to the Purchaser such of the assets purchased as shall be capable of physical delivery, including, without

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limitation, all assets comprising the safe deposit box business at the Branches;

         (ii) execute, acknowledge (if appropriate) and deliver to the Purchaser a Bill of Sale as set forth in Schedule 1.05(a)(ii) hereto and all such deeds, endorsements, assignments or other instruments of conveyance, assignment and transfer as shall be reasonably necessary or advisable to consummate the sale and transfer to the Purchaser the purchased assets;

         (iii) make available to the Purchaser cash equal to the sum of the Deposits Liabilities plus accrued interest assumed by the Purchaser plus the Deposit and the accrued interest thereon LESS the sum of: (i) the purchase price for the Loans to be assumed pursuant to Section 1.04(c); (ii) the payment for assets set forth at Section 1.02(b)(i); and (iii) the Premium set forth at
Section 1.03(a);

         (iv) assign and deliver to the Purchaser all collateral security of any nature whatsoever held by the Seller as collateral security for any loan being acquired by the Purchaser;

         (v) assign, transfer and deliver to the Purchaser such of the following records pertaining to the Deposit Liabilities to be assumed by the Purchaser and loans to be purchased by the Purchaser and any other records reasonably requested by the Purchaser as exist and are in the Seller's possession, and as are necessary to enable the Purchaser to service said deposit accounts and loans on a continuing basis:

               (i) Signature cards, retirement accounts files, orders and contracts between the Seller and customers of accounts to be transferred hereunder, taxpayer identification number certifications and records relating thereto;

               (ii) The form of rules and regulations applicable to the accounts to be transferred hereunder; and

               (iii) Loan files and records.

         (b) Preservation of Records. The Purchaser agrees that it will preserve and safely keep, for as long as may be required by applicable law, all of the signature cards, orders, contracts, forms, taxpayer identification number certifications, and records herein above referred to for the joint benefit of itself and the Seller, and that it will permit the Seller and its representatives to inspect, and make extracts from or copies of, any such signature cards, orders, files, contracts, forms, taxpayer identification number certifications or records, at any reasonable time, and at the expense of the Seller, as shall be reasonably necessary to the Seller for purposes of its records. The Seller agrees that it will

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preserve and safely keep,  in  accordance  with its business  practices  for its other bank offices, all of the files, books of accounts and records as exist and are in Seller's possession pertaining to the past history of the accounts transferred hereunder, including deposit slips, canceled checks or withdrawal orders, for the joint benefit of itself and the Purchaser, and that it will permit the Purchaser and its representatives to inspect, and make extracts from or copies of, any such files, books of accounts or records, at any reasonable time and at the expense of the Purchaser, as shall be reasonably necessary to the Purchaser for purposes of its records.

         (c) Deposit List. At least 30 days prior to the Closing Date, Seller agrees to provide to Purchaser a list of all Deposit Liabilities, identifying the types of each such deposit, the amounts thereof, the interest rate(s) paid thereon, the name(s) and address(es) of each depositor as well as all other pertinent information regarding each depositor and his or her Deposit Liabilities. Purchaser shall have the right, prior to the Closing Date to review the books and records of Seller relating to such Deposit Liabilities in accordance with Section 5.01 for the purpose of verifying the accuracy of the foregoing list.

         (d) Employment Compensation. Unless otherwise agreed to by the Parties, Seller shall, in accordance with its policies and procedures, pay to employees of the Branches as of the Closing Date wages earned and payable through the Closing Date, including sums payable, if any, for accrued sick leave or vacation pay in compliance with Seller's personnel practices for terminating employees. Purchaser shall not assume any financial or legal liabilities or responsibility for payment of wages or benefits earned and accrued by employees of Seller prior to the Closing Date.

         (e) Final Account Statement and Tax Report. Seller shall render a final statement of account and related tax reporting to each depositor and borrower whose accounts are assumed by the Purchaser hereunder as of the Closing Date, including the filing of such tax reporting with the appropriate taxing authorities.

         (f) Notice to Automated Clearing House. The Purchaser agrees, at its expense, to notify all Automated Clearing House originators of the transfers and assumptions made pursuant to this Agreement. Seller agrees to assist Purchaser in such activities to the extent reasonably requested.

         (g) Notice on Service Contracts. Seller shall give all notices and take all other actions necessary and required, including actions required by applicable laws, in connection with Seller's assignment of and Purchaser's assumption of the liabilities and responsibilities of Seller under any operating

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agreements,  leases and service contracts, with prior notice and consultation by the Purchaser.

         (h) Environmental Audit. Purchaser shall have thirty (30) days from the date of execution of this Agreement to cause an independent environmental consultant of its choice to inspect and audit the assets and real property related to the Transaction for the existence of any and all environmental conditions and any and all violations of environmental laws, as is commonly referred to as a Phase I environmental study (the "Environmental Audit"). It is the current intention of the Purchaser not to cause an Environmental Audit, unless it discovers a need in the completion of its due diligence. The cost of such Environmental Audit shall be paid by the Seller, with a credit for such payments to be given to the Seller at the Closing by the Purchaser. If such Environmental Audit discovers any environmental condition that the Purchaser reasonably finds unacceptable within its sole discretion ("Environmental Condition"), the Purchaser may terminate this Agreement by delivery of written notice of termination on or before the day which is thirty (30) days from the date of the Agreement, which notice shall identify such Environmental Condition. Seller shall have 45 days from the receipt of such notice of termination to undertake such actions as are necessary to the satisfaction of the Purchaser to cure such defects or conditions in which case such notice of termination shall be deemed withdrawn. Upon termination of the Agreement for failure of Seller to cure such defects or conditions, there shall be no further liability for either party. The Purchaser shall furnish the Seller with a copy of the results of such Environmental Audit within three (3) business days of receipt of such report. The result of such Environmental Audit shall not be disclosed to any third party without the prior written consent of the Parties.

         (i) Mailing Labels. Seller shall at its expense furnish Purchaser with two (2) sets of mailing labels addressed to each account holder and borrower and similar information in electronic data format as of 45 days prior to the anticipated Closing Date and an additional set of mailing labels as of the Closing Date in order to facilitate the timely and efficient transition.

         (j) Inspection of Premises. Purchaser may contract with an independent firm at its own expense to conduct structural, engineering and mechanical inspections of the premises and Leasehold improvements within 30 days from the signing of the Agreement. Seller shall provide access to the property and Leasehold improvements during these time periods. The inspection shall include, but not be limited to, areas of heating, air conditioning, plumbing, roof, electric, basement, well, septic, insulation, radon, termite, structure of the premises, banking equipment and related matters. Should the inspection report be unacceptable to the Purchaser within its sole discretion, Purchaser may void the Agreement and in the event that Seller shall not agree

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to make the necessary repairs at Seller's expense prior to the Closing Date this
Agreement can be terminated with no further liability by either party. Time periods of the inspection may be expanded for a reasonable period of time pending delivery of laboratory results.

         (k) Fire Safety Certificate. Seller shall provide Purchaser with a Certificate of Occupancy and/or a fire safety certificate, as and if applicable, issued by the appropriate municipal or county authority as of the Closing Date. Should repairs be required in order to qualify for the Certificate of Occupancy or fire safety certificate, Seller shall be responsible for the costs of such repairs.

         (l) Easements. Seller represents to its best knowledge that there are no easements covering the leased property or real property associated with the Transaction except easements which exclusively benefit the property which is the subject of this Agreement.

         (m) Storage Tanks. Seller represents that to the best of Seller's knowledge, there exist no underground storage tanks located on the premises or sidewalk areas of the leased property with the Transaction.

         (n) Hiring Employees of Seller. Upon closing, the Purchaser may immediately hire, or not hire any, all or none of Seller's employees in the Branches, subject to receipt of certain information from Seller regarding such employees, which information Seller hereby agrees to provide. Such information to be provided by the Seller shall include, but not limited to, a listing of all persons currently employed in the Branches, salary levels of such persons, copies of employment agreements, if any, and detailed information regarding employee health, welfare and retirement benefits currently provided to such employees. Purchaser agrees not to contact employees of Seller unless Seller has given approval for the employee contact. (A list of all Employees at the Branches, as of the date of the Agreement, including the rate of pay, hiring date and responsibilities is attached hereto as Schedule 1.05(n)).

1.06 Safe Deposit Boxes. The Purchaser agrees to assume and to discharge, in the usual course of banking business, the duties and obligations of the Seller; from and after the Effective Date, with respect to the safe deposit box business at the North Atherton Branch, excluding property in possession of Seller as a result of non-payment of rental fees or pursuant to a court order ("Break-Opens"), and to maintain all necessary facilities for the use of such boxes by the renters thereof during the period for which such persons have paid rent therefor in advance to the Seller, subject to the provisions of the rental agreements between it and the respective renters of such boxes.


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On the  Effective  Date,  the Seller shall  assign,  transfer and deliver to the
Purchaser all records pertaining to safe deposit operations at the Branches as they exist and are available, including relevant safe deposit contracts, except where the Purchaser waives compliance with any document delivery contemplated thereby.

1.07 Safekeeping Items.

         (a) The Seller agrees to transfer and deliver to the Purchaser all securities and papers, if any, held by the Seller in safekeeping for its customers at the Branches, together with all of the records relating thereto.

         (b) The Purchaser agrees to assume, honor, and discharge, from and after the Effective Date, the duties and obligations of the Seller with respect to such safekeeping items and shall be entitled to any right or benefit arising henceforth from such safekeeping business from and after the Effective Date.

1.08 Certain Transitional Matters.  Following the Effective Date:

         (a) Honor Checks. The Purchaser agrees to honor in accordance with law, up to the collected amount on deposit (and any other funds available by reason of any agreement between the depositor and the Purchaser), all properly drawn and presented checks, drafts, electronic debits and credits and withdrawal orders presented to the Purchaser by mail, over its counters, through the check clearing system, and Automated Clearing House of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by the Seller, or by the Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose accounts are assumed by the Purchaser. The Purchaser's obligation under this Section to honor checks, withdrawal, draft forms and electronic debits and credits provided by the Seller and carrying its imprint shall expire at the close of business on the 90th business day after the Effective Date or a date mutually agreeable to both Parties.

         (b) Payment Demanded from Seller. If any of such depositors, instead of accepting the obligation of the Purchaser to pay the Deposit Liabilities assumed, shall demand payment from the Seller for all or any part of any such assumed Deposit Liabilities, the Seller shall not be liable or responsible for making such payment. Instead, the Seller may, at its discretion, assume custody of the check or other item presented for payment, including electronic items, on an account which has been transferred with the Branches, batch such items and make them available to the Purchaser for pick-up at 10:30 a.m. of the next banking day after receipt thereof by the Seller, subject to unforeseen delays which are outside of the control of either party. The Seller shall not, at any time, be liable or responsible for making payment on such items by reason of its obtaining custody of them for transmittal to the Purchaser.

In order to reduce the continuing charges to the Seller through the check clearing system of the banking industry which will result from check forms of the Seller being used after the Effective Date by the depositors whose accounts are assumed, the Purchaser agrees, at its cost and expense, on or immediately after (and in no event without the express written consent of the Seller, if prior to) the Effective Date, to notify depositors of the Purchaser's assumption of the Deposit Liabilities and, at its sole cost and expense and without cost to depositors, to furnish each depositor of an assumed account with not less than fifty (50) checks on the forms of the Purchaser, with instructions to utilize the Purchaser's checks and to destroy unused checks of the Seller as of the Effective Date. The Seller hereby agrees that after the 90th business day or a date mutually agreeable to both Parties, it shall, with respect to any check or other item presented to it for payment on an account which has been transferred with the Branches, at its sole option,either: (i) return such check or other item with reference to the maker thereof; or (ii) assume custody thereof, batch the same and make it available to the Purchaser for pick-up and telephone the Purchaser of the availability of the same for pick-up prior to 10:30 a.m. of the next banking day after receipt thereof by the Seller.

         (c) Uncollected Items. The Purchaser agrees, no later than the start of the second business day after demand by the Seller, to pay the Seller an amount equivalent to the amount of any uncollected item included in a depositor's balance on the Effective Date which is returned after the Effective Date as not collected. The Purchaser shall be required to make such payment for an item only up to the amount on deposit with the Purchaser at the time the Seller makes the demand aforesaid.

         (d) Overdrafts and Transitional Action. Overdrafts paid on the Deposit Accounts with respect to ledger dates after the Closing Date will be the responsibility and risk of Purchaser. Overdrafts approved with respect to ledger dates prior to Closing Date will be the responsibility and risk of Seller.

         (e) ATMs and Debit Cards. (i) Seller shall provide Purchaser no later than sixty (60) days prior to the Closing Date, a test tape, along with a file format or file layout and a production tape thirty (30) days before the Closing Date, containing customer name, card number, withdrawal limits, the Deposit Accounts activated by, accessible to or committed to such cards issue dates and/or open dates, last transaction dates, and expiration dates as to all ATM and debit cards issued to customers of the Seller's processor to deactivate the operation of the Seller ATM and debit cards completely or to deactivate or disconnect the Deposit Accounts from such Seller ATM and debit cards no later than the business day cutoff on the date prior to the Closing Date so that all activity generated by the Seller ATM and debit cards shall have settled prior to the Closing Date. All transactions and activity related to the Seller ATM and debit cards following the Closing Date which are received or forwarded to Seller will be accepted and forwarded by Seller to Purchaser along with all corresponding funds. Seller thereafter agrees to immediately notify its processor to deactivate such ATM and debit cards and to forward all transactions related thereto directly to Purchaser.

                  (ii) Seller agrees to deactivate the ATMs located at the Offices on or before the business day cutoff on the day prior to the Closing Date. Thereafter, Purchaser shall reconfigure the ATMs to its standards for activation after the business day cutoff on the Closing Date.

                  (iii) Purchaser and Seller agree to cooperate with each other to assure that all transactions originated through the ATM or originated with the ATM Cards prior to or on the Closing Date shall be for the account of Seller and all transactions originated after the Closing Date shall be for the account of Purchaser. A post closing adjustment shall be made to reflect all such transactions which cannot be reasonably calculated as of the Closing.

1.09 Indemnification

         (a) The Seller shall indemnify, hold harmless and defend the Purchaser from and against all losses and liabilities, including reasonable legal fees and expenses, arising out of any actions, suits or proceedings commenced prior to the Effective Date (other than proceedings to prevent or limit the consummation of this Agreement) relating to operations at the Branches; and the Seller shall indemnify, hold harmless and defend the Purchaser from and against all losses and liabilities (including reasonable legal fees) arising out of any actions, suits or proceeding commenced on or after the Effective Date which relate to operations at the Branches prior to the Effective Date. The Seller agrees further to defend, indemnify and hold harmless the Purchaser against all claims, losses, liabilities (including reasonable legal fees) and obligations resulting from any material breach of any agreement, representation or warranty made by the Seller in the Agreement or in any certificate delivered to the Purchaser hereunder. The Purchaser will give the Seller written notice of a threatened or pending claim within thirty (30) calendar days (except in the case where the Purchaser's first notice is its receipt of the Complaint, in which case such time for giving Notice shall be fifteen (15) calendar days of its learning about such threatened or pending claim), together with a statement of facts known to it regarding such threatened or pending claim. The Seller will then have forty-five (45) calendar days from the date it received such notice to investigate the threatened or pending claim and determine whether it will elect to assume the defense of the matter involving such threatened or pending claim. If it does so elect, the Seller will be given the Purchaser's full cooperation and assistance in maintaining said defense. The Seller shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without the Seller's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the Seller under this paragraph shall survive the Effective Date.

         (b) The Purchaser shall indemnify, hold harmless and defend the Seller from and against all claims, losses, liabilities, demands and obligations, including reasonable legal fees and expenses, real estate, sales and use, social security and unemployment taxes, all accounts payable and operating expenses including salaries, rents and utility charges, which the Seller may receive, suffer or incur in connection with operations and transactions occurring on or after the Effective Date, and which involve the Branches or the assets transferred or liabilities assumed pursuant to this Agreement, except as otherwise specifically provided for in the Agreement. To the extent that any such item has been prepaid by the Seller for a period extending beyond the Effective Date, there shall be a proportionate monetary adjustment with respect thereto in favor of the Seller. The Purchaser agrees further to defend, indemnify, and hold harmless the Seller against all claims, losses, liabilities (including reasonable legal fees) and obligations resulting from any material breach of any agreement, representation or warranty made by the Purchaser in the Agreement or in any certificate delivered to the Seller hereunder. The Seller will give the Purchaser written notice of a threatened or pending claim within thirty (30) calendar days (except in the case where the Seller's first notice is its receipt of a Complaint, in which such time for giving notice shall be fifteen (15) calendar days) of its learning about such threatened or pending claim, together with a statement of facts known to it regarding such threatened or pending claim. The Purchaser will then have forty-five (45) calendar days from the date it receives such notice to investigate the threatened or pending claim to determine whether it will elect to assume the defense of the matter involving such threatened or pending claim. If it does so elect, the Purchaser will be given the Seller's full cooperation and assistance in maintaining such defense. It is understood that the obligations of the Purchaser under this paragraph shall survive the Effective Date.

1.10 Prorata Adjustment of Physical Plant Expenses. All real estate taxes, utility payments, service contracts, insurance, and similar expenses relating to the premises on which the Branches are located shall be prorated between the Parties as of the Effective Date.


1.11 FDIC Quarterly Assessment. There shall be no proration of the FDIC quarterly assessment actually paid by the Seller for the assessment period in which the Closing Date is included with respect to the Deposit Liabilities actually transferred as of the Closing Date.

1.12  Notice to Customers/Public Disclosures.

         As mutually agreed upon by the Parties, Purchaser and/or Seller shall notify holders of all accounts at the Branches prior to the Closing Date of the Transaction and its impact on such account holders.

         (a) No Public Disclosure. Except as herein below provided to the contrary or otherwise herein agreed, the Parties shall make no public disclosure of this Agreement or any transaction contemplated herein prior to the Closing Date. Any press release, public notice or notice to local officials regarding this Agreement or the transactions contemplated herein to be made prior to the Closing Date shall be approved in writing by all Parties prior to its release, unless such release or notice is required in the opinion of the Purchaser or the Seller by law, regulations or regulatory authority, in which case no approval of the other party shall be required. Where required, the approval of any party shall not be unreasonably withheld. Where approval is not required, the Parties, nevertheless agree to confer prior to any such release or notice.

         (b) Notice by Purchaser to Customers. After all applicable regulatory approvals have been received, the Purchaser and Seller shall mail a notice to all depositors and safe deposit customers of the Branches whose accounts are to be assumed notifying them of the impending transaction and transfer of the banking business for those Branches to the Purchaser. The Purchaser and Seller will each pay one-half (1/2) the cost of printing and mailing such notice.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser as follows:

2.01 Corporate Organization and Powers. The Seller is a state chartered commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and the rules and regulations of the Pennsylvania Department of Banking ("PDB"). The Seller has the corporate power and authority to own its properties, to effect this transaction and carry on its business as presently conducted. The Seller' deposits are, subject only to monetary limits established by law and regulation, insured by the Banking Insurance Fund ("BIF") of the FDIC.

2.02 Leases: Title to Property; Encumbrances.

         (a) The Seller has, and at the Effective Date will have, good insurable and marketable title, or lease to the real property, furnishings, equipment and other assets to be transferred to the

Purchaser pursuant to this Agreement, and in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreements, encumbrance or charge of any nature whatsoever, except as otherwise indicated on Schedule 2.02, which would interfere with or otherwise prevent the Purchaser from having quiet enjoyment of the real estate, ownership, possession and quiet enjoyment of the other assets or ownership of the Deposit Liabilities, Loans or the safe deposit business to be transferred in accordance with this Agreement.

         (b) To the knowledge of the Seller (not having made any specific investigation for this purpose), there is no condemnation proceeding pending or threatened which would preclude or impair the use of the Branches as presently being used in the conduct of the business of the Seller.

         (c) The equipment, fixtures, and furniture being sold are all of the physical assets owned by the Seller and used by it to conduct the business of the Branches as of the date hereof; the equipment comprising part of the assets being sold is in good operating condition and repair, giving consideration to its age and use and subject to ordinary wear and tear. The Purchaser, however, acknowledges and agrees that all such property is being sold "as is" and without any warranties, express or implied, other than those specified in this paragraph.

         (d) No notice of any violation of zoning laws, building, fire, and other regulating laws, statutes, ordinances and regulations relating to the Branches has been received by the Seller and is currently outstanding and uncured. With respect to the Branches, to its knowledge, the Seller is in compliance with all federal, state and local laws, rules and regulations relating to environmental protection and the Seller has not been notified or is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state law. To its knowledge, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities of the Branches. There are no actions, suits or regulatory investigations pending or threatened against the Seller relating to environmental protection matters.

2.03 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of this sale, will violate or conflict with: (i) the Articles of Incorporation or Bylaws of the Seller; (ii) any provision of any agreement or any other restriction of any kind to which the Seller is a party or by which the Seller is bound under any material lease; or (iii) any statute, law, decree, regulation or order of any governmental authority known to the Seller, once the governmental approvals and consents referred to in this Agreement are obtained; or will result in a default under or cause the acceleration of the maturity of, any obligation or loan to which the Seller is a party.

2.04 Corporate Authority. The execution and delivery of this Agreement, and the consummation of this sale, have been duly authorized by the Board of Directors of the Seller. No further corporate authorization on the part of the Seller is necessary to consummate the transaction.

2.05 Disclosure. No representation or warranty of the Seller contained in this Agreement, nor any schedule, exhibit or other document furnished or to be furnished by the Seller, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make the statements contained therein not misleading.

2.06 Non-Competition and Non-Solicitation

         (a) Except as provided in this Section 2.06, for a period of three years from the Closing Date, Seller agrees not to open, acquire, establish or operate any new office for the conduct of retail branch banking or other banking services within the Borough of State College and College, Ferguson, Patton, Harris and Halfmoon Townships.

         (b) The provisions of this Section of this Agreement do not prohibit the Seller from acquiring another financial institution (in whole) with offices in the areas designated in Paragraph (a) or from conducting non-banking activities such as insurance, trust services, financial planning, brokerage services, loan production offices, ATMs or cash dispensing, or investment banking, from an office located in those areas. If the Seller conducts non-banking activities, the Seller would agree to consider space at the Purchaser's location if acceptable to Seller.

         (c) Except to the extent required to service the loans or other non-deposit products of existing customers, Seller will not directly solicit customers whose Deposit Liabilities or Loans are located at the Branches and are being transferred hereunder on the Closing Date for a period beginning on the date of this Agreement and ending three (3) years after the Closing Date, except with respect to the notices required to this Agreement. This Section of this Agreement is not intended to prohibit general advertising and soliciting to the general public by Unitas Bank, a Division of First Commonwealth Bank (or any successor entity). From the date of this Agreement and for three years following the Closing Date, Seller will not directly solicit(s) deposit accounts from customers whose Deposit Liabilities and/or loans are assumed or acquired by Purchaser pursuant to this Agreement, or (b) refinancing of loans from borrowers whose loans are being acquired by Purchaser hereunder, except as may occur in connection with (i) advertising or solicitations directed to the public generally, (ii) solicitations outside the designated market area of the Offices and

(iii) customers or borrowers with a banking or other relationship with Seller or its affiliates at offices other than the Offices, or who have or maintain more than one place of business. The covenants and obligations of Seller hereunder shall survive the Closing.

2.07 Limitation of Warranties. Except as may be expressly represented or warranted in this Agreement by the Seller, the Seller makes no representations or warranties with regard to any assets being transferred to the Purchaser, or liability or obligation being assumed by the Purchaser.

2.08     Disclosure of Employment Agreements.

         Except as disclosed in Schedule 2.08 attached hereto, there exist no written employment agreements or contracts between Seller and Seller's Employees at the Branches, whether written or otherwise related to wages, hours, terms of employment, benefits or working conditions or accommodations, except for the normal policies and procedures of First Commonwealth Bank regarding personnel.

2.9 Non-Solicitation. Officers, directors, employees, representatives and agents of Seller shall refrain from considering, soliciting, proposing to enter into or entering into any discussion or negotiations with other potential buyers of the Branches or substantially all of the assets or Deposit Liabilities of the Branches from the date hereof through the Closing Date. Seller shall promptly inform Purchaser of the receipt from the date hereof of any proposals, and terms thereof, from third parties relating to any such potential acquisition.

2.10 No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of the Seller threatened, against the Seller; wherein an unfavorable decision, ruling or finding would materially and adversely affect the Transaction contemplated by this Agreement or adversely affect the validity or enforceability of this Agreement or any document necessary to consummate the Transactions contemplated herein or any approval, consent or permission required to be obtained by the Seller hereunder.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Seller the following:

3.01 Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Upon the receipt of a charter from the OTS and FDIC insurance of account by Nittany Bank (in formation), the Purchaser will have the corporate power and authority to own or lease its properties, to effect the transactions contemplated hereby and to carry on its business.

3.02 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the Transaction as contemplated by this Agreement will violate or conflict with: (i) the Articles of Incorporation or the Bylaws of the Purchaser; (ii) any provision of any agreement or any other restriction of any kind to which the Purchaser is a party to or by which the Purchaser is bound; or
(iii) any statute, law, decree, regulation or order of any governmental authority known to the Purchaser, once the governmental consents referred to in this Agreement are obtained, or will result in a default under, or cause the acceleration of the maturity of, any obligation or loan to which the Purchaser is a party.

3.03 Corporate Authority. The execution and delivery of this Agreement, and the consummation of the Transaction have been duly authorized by the Board of Directors of the Purchaser. Upon receipt of its charter from the OTS, the Transaction will be approved and authorized by the Board of Directors of Nittany Bank.

3.04 No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of the Purchaser threatened, against the Purchaser; wherein an unfavorable decision, ruling or finding would materially and adversely affect the Transaction contemplated by this Agreement or adversely affect the validity or enforceability of this Agreement or any document necessary to consummate the Transactions contemplated herein or any approval, consent or permission required to be obtained by the Purchaser hereunder.

3.05 Disclosure. Neither this Agreement nor any schedule, exhibit, certificate or other document furnished or to be furnished by the Purchaser on the Effective Date contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE IV
                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE DATE

4.01 Conduct of Business. Pending the Effective Date, and except as otherwise consented to by the Purchaser:

         (a) Ordinary Course of Business. The Seller will use every reasonable effort to carry on the business of the Branches diligently and substantially in the same manner as on the date hereof, and the Seller will not, with regard to the Branches, engage in any one or more activities or transactions which shall be outside of the ordinary course of the business of the Branches as conducted as of the date hereof, except for activities or transactions contemplated by this Agreement;

         (b) Maintenance of Staff. The Seller will use its every reasonable effort to preserve the business operations as are presently conducted at the Branches. Seller shall maintain in effect the current staffing levels at the Branches from the date of the Agreement to the Closing Date. The Seller further agrees to use every reasonable effort to preserve for the Purchaser the goodwill of its customers and others having relations with the business normally conducted at the Branches, and to cooperate with and assist the Purchaser in assuring the orderly transition of such business from the Seller to the Purchaser. Nothing in this paragraph shall be construed as requiring the Seller to engage in any activities or efforts outside of the ordinary course of business as presently conducted.

         (c) Wages. Seller shall not increase the wages of any employee of the Branches other than in accordance with the policies and salary budget guidelines presently in effect.

         (d) Maintain Services. Seller shall not materially alter the products or services presently offered at the Branches or materially alter the pricing policy applicable to such products without prior notice to the Purchaser.

         (e) Maintenance of Insurance. Seller shall use every reasonable effort to maintain in effect through the Closing Date all property, liability, fire and casualty insurance in effect as of the date of the Agreement with regard to the Branches, including the structures, leasehold improvements and personal property.


                                    ARTICLE V
          OBLIGATIONS OF THE PARTIES PRIOR TO AND AFTER EFFECTIVE DATE

5.01 Full Access. The Seller shall afford to the officers and authorized representatives of the Purchaser access to properties, books and records pertaining to the Branches in order that the Purchaser may have full opportunity to make such reasonable investigations at such reasonable times as it shall desire of the affairs of the Seller relating to the Branches, and the officers of the Seller will furnish the Purchaser with such additional financial and operating data and other information as to its business and properties at the Branches as the Purchaser shall from time to time reasonably request and as shall be available, including, without limitations, information required for inclusion in all governmental applications necessary to effect the Transaction. Nothing in this Section shall be deemed to require the Seller to breach any obligation of confidentiality.

5.02 Requirements of Regulatory Authorities. The Seller shall, as soon as is practicable, notify the proper regulatory authorities of its intent to terminate operation of the Branches and to consummate this Transaction and thereafter shall: (i) comply with the normal and usual requirements imposed by such authority applicable to effectuate this Transaction; and (ii) use its good faith efforts to obtain any required approval of such regulatory authority to transfer the operations of the Branches.

5.03 Regulatory Application to Effect the Purchase of Assets and Assumption of Liabilities. The Purchaser shall prepare and file, with the assistance of the Seller, as soon as practicable, but in no event later than 30 days following the date of this Agreement, an application, as required by law, to the appropriate Federal and/or State regulatory authorities for approval to effect this Transaction, and the Parties hereto shall, if required by applicable statute or regulation, publish appropriate notice of the Transaction or related regulatory application. The Parties agree to use their good faith efforts to obtain such approval in a diligent manner and on a priority basis, and the Purchaser further agrees to prepare the application in a diligent manner and on a priority basis. The Parties shall each pay one-half (1/2) of any fees associated with the applications.

5.04 Further Assurance. Both Parties hereby agree to execute and to deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement, and the Seller agrees to give such bills of sale, acknowledgments and other instruments or conveyance and transfer as, in the reasonable judgment of the Purchaser, shall be necessary and appropriate to vest in the Purchaser legal and equitable title to the assets of the Seller being sold hereunder, free and clear of all liens and encumbrances; and that Seller shall assist Purchaser as requested and required for Purchaser to perfect any liens or security interest associated with any assets or collateral being transferred.

5.05 Right to Intervene. In the event that any litigation is instituted against the Purchaser under or in connection with this Agreement, the Seller shall have the right in its sole discretion to intervene in such litigation and the Purchaser does hereby consent to such intervention.

5.06 Customer Data.

         Seller shall provide Purchaser with such data processing computer disks or tapes encoded with information pertaining to deposit accounts and loans of the Branches' customers as Purchaser shall request, or authorizations of Seller for Purchaser to access same from the service bureau maintaining such information as of the Closing Date. Each Party shall pay its own expenses associated with the data processing conversion of the customer records to be transferred. Seller shall provide Purchaser with reasonably available statistical data related to the Branches prior to the Closing Date upon request.

5.07 Press Releases. Purchaser and Seller will cooperate and coordinate in the issuance of any press releases regarding the Transaction.

5.08     Allocation of Purchase Price.

         The purchase price paid and liabilities assumed by the Purchaser pursuant to this Agreement shall be allocated in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended ("Code"). The Seller and the Purchaser shall cooperate to comply with all substantive and procedural requirements of Section 1060 of the Code and any regulations thereunder.

5.09     Operation of the Offices.

         Except as otherwise expressly provided in this Agreement after the Closing Date neither Seller, its subsidiaries, affiliates or parent corporation shall be obligated to provide for any managerial, financial, business, or other services to the Offices, including without limitation any personnel, employee benefit, data processing, accounting, risk management, or other services or assistance that may have been provided to the Offices prior to the close of business on the Closing Date, and Purchaser shall take such action as may in its judgment appear to be necessary or advisable to provide for the ongoing operation and management of, and the provision of services and assistance to, the Offices after the Closing Date. Upon the Closing, Purchaser shall change the legal name of the Offices and, except for any documents or materials in possession of the customers of the Offices (including but not limited to deposit tickets and checks), shall not use and shall cause the Offices to cease using any signs, stationery, advertising, documents, or printed or written materials that refer to the Offices by any name that includes the words "Central" or "FCB" or the name of any affiliate of First Commonwealth Financial.

                                   ARTICLE VI
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

Each and every obligation of the Purchaser under the Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

6.01 Representations and Warranties True:  Obligations Performed.

         (a) The representations and warranties made by the Seller in this Agreement shall be true at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Purchaser.

         (b) The Seller shall have performed and complied with in all material respects all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Effective Date.

         (c) From the date of this Agreement until the Effective Date, there shall have been no material adverse change, not cured, in the business or material conditions (financial or otherwise) of the Branches, except for any changes permitted by the terms, hereof, or consented to by the Purchaser.

         (d) On the Effective Date, no action, suit or proceeding shall be pending or threatened: (i) against the Seller which might materially and adversely affect the business, properties and assets of the Branches; or (ii) against either party which seeks to prohibit consummation of this transaction.

         (e) The Seller shall have delivered to the Purchaser a certificate of its President, dated the Effective Date, certifying to the fulfillment of all the conditions contained at this Section 6.01.

         (f) The Purchaser and the Seller shall have received from the appropriate regulatory authorities approval: (i) to effect this transaction; and
(ii) for the Purchaser to operate the Branches.

         (g) The Purchaser shall have received an opinion of counsel or a certification from the President for the Seller, dated the Effective Date, to the effect that (i) the Seller has been duly organized and is validly existing,
(ii) the Seller has duly authorized the execution and delivery of this Agreement and the performance by the Seller of each of its obligations hereunder, (iii) this Agreement and the instruments delivered by the Seller pursuant hereto are valid, binding and enforceable against the Seller in accordance with their respective terms (subject only to applicable bankruptcy laws and principles of equity), (iv) any consents, approvals, permissions or authorizations required to be obtained under any law, rule or regulation from any governmental body, agency or authority for the consummation by the Seller of its obligations hereunder and the transactions contemplated by the Seller herein have been obtained, and (v) such party is unaware of any action, suit, proceeding, inquiry, or investigation, at law or in equity, or before any court, public board or body, pending or threatened, against the Seller wherein an unfavorable decision, ruling or finding would materially and adversely affect the consummation, validity or enforceability of the transactions contemplated hereby.

         (h) From the date of this Agreement until the Closing Date, there shall have occurred no material damage to or destruction of the Branches or the leasehold improvements thereto.


                                   ARTICLE VII
                     CONDITIONS TO THE SELLER'S OBLIGATIONS

Each and every obligation of the Seller under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

7.01 Representations and Warranties True:  Obligations Performed.

         (a) The representations and warranties made by the Purchaser in this Agreement shall be true at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Seller.

         (b) The Purchaser shall have performed and complied with in all material respects all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Effective Date.

         (c) The Purchaser shall have delivered to the Seller a certificate of its President, dated the Effective Date, certifying to the fulfillment of both of the foregoing conditions.

         (d) The Seller shall have received an opinion of counsel or a certification from the President for the Purchaser, dated the Effective Date, to the effect that (i) the Purchaser has been duly organized and is validly existing, (ii) the Purchaser has duly authorized the execution and delivery of this Agreement and the performance by the Purchaser of each of its respective obligations hereunder, (iii) this Agreement and the instruments delivered by the Purchaser pursuant hereto are valid, binding and enforceable against the Purchaser in accordance with their respective terms (subject to applicable bankruptcy laws and principles of equity), (iv) other than the formation of Nittany Bank and approval of agencies regulating the Purchaser to buy the assets and assume the liabilities pursuant to this Agreement and to establish the Branches contemplated hereby, no other consents, approvals, permissions or authorizations are required to be obtained under any law, rule or regulation from any governmental body, agency or authority for the consummation by the Purchaser of its obligations hereunder and the transactions contemplated by the Purchaser herein, and the aforesaid approvals have been obtained and are in full force and effect, and (v) such party is unaware of any action, suit, proceeding, inquiry, or investigation at law or in equity, or before any court, public board or body, pending or threatened, against the Purchaser wherein an unfavorable decision, ruling or finding would materially and adversely affect any such approval, consent or permission or the consummation, validity or enforceability or the transactions contemplated hereby.


                                  ARTICLE VIII
           CONDITIONS TO THE SELLER'S AND THE PURCHASER'S OBLIGATIONS

Each and every obligation of the Parties under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

8.01 Approval of Governmental Authorities. The approval by the appropriate regulatory authorities shall have been obtained (including the approval of the Charter and FDIC insurance of accounts by Nittany Bank); the consent of the appropriate regulatory authorities to the establishment and operation by the Purchaser of a branch bank at the present location of each Branch shall have been obtained; and termination of branch operations conducted by the Seller at each Branch location and the Seller's consummation of this sale shall not have been objected to by the appropriate regulatory authority.

8.02 Consents to Assignment of Leases. The landlord under any real estate lease to be assigned hereunder shall have consented to the Seller's assignment of such lease to the Purchaser on terms substantially similar to the existing terms between the Seller and the landlord. Further, landlord shall furnish the Purchaser with a statement of the balance of any security deposits held under such lease as of the Closing Date, giving effect to all deductions that are deemed necessary by the landlord following an inspection of the property as of the Closing Date.


                                   ARTICLE IX
                                   TERMINATION

9.01 Methods of Termination. This Agreement may be terminated at any time, but not later than the Effective Date:

         (a) By mutual agreement of the Boards of Directors of the Purchaser and the Seller; or

         (b) By the Board of Directors of the Purchaser if any of the conditions provided for in Article VI of this Agreement shall not have been met or waived in writing by the Purchaser; or

         (c) By the Board of Directors of the Seller if any of the conditions provided for in Article VII of this Agreement shall not have been met or waived in writing by the Seller; or

         (d) By the Board of Directors of either party if any of the conditions provided for in Article VIII shall not have been met; or

         (e) By the Board of Directors of the Seller or the Purchaser if the Effective Date has not occurred within the earlier of July 31, 1998 or 30 days of the receipt of all required final regulatory approvals.

9.02 Procedure Upon Termination. In the event of termination pursuant to Section
9.01 hereof, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice, unless an extension is consented to by the party or Parties having the right to terminate. If this Agreement is terminated as provided herein:

         (a) Each party will redeliver all documents, work papers and other materials of the party relating to this transaction, whether so obtained before or after the execution hereof, to the party furnishing the same; and

         (b) All information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for business advantage by such party or disclosed by such party to third persons to the detriment of the party furnishing such information or if otherwise prohibited by state or federal law; and

         (c) Nothing contained in this Article IX shall be deemed to excuse either Party for a breach of any of its obligations or agreements undertaken or made in this Agreement.

9.03 Retention of Deposit. If this Agreement is terminated by the Purchaser for any reason other than the compliance with any of the conditions provided for in Articles VI or VIII of this Agreement not having been met or waived in writing by the Purchaser or failure to satisfy the conditions of Sections 1.05 (j) and
(l), then the Seller shall retain the Deposit plus all accrued interest thereon.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.01 Allocation of Purchase Price. Prior to Closing, the Purchaser and Seller shall prepare a schedule allocating the total consideration paid pursuant to this Agreement for the purchase of assets under Section 1.02 and premium related to the assumption of the Deposit Liabilities under Section 1.03 of this Agreement.

10.02 First Option to Purchase Branches if Sale Contemplated. For a period of three years from the Closing Date, if the Seller decides to sell the two branch offices of Unitas Bank, a Division of First Commonwealth Bank located at Hills Plaza, South Atherton, State College and in Pine Grove Mills, Pennsylvania, it will offer and negotiate the branch sales with the Purchaser, prior to offering the sale to any other institution. The purchaser must respond within 30 days of receiving information on the offices, with a firm offer, which can be accepted or declined by the Seller. The Seller agrees to negotiate in good faith with the Purchaser if an offer is made on these branches. If no offer is forthcoming from the purchaser within 30 days, the Seller may offer the branches to third parties. Seller also agrees to consider subsequent amended offers from the Purchaser at any time prior to the sale in an effort to reach an agreement. This
Section is not binding on successors to First Commonwealth Financial Corporation or First Commonwealth Bank, and is not to be construed to effect the merger or sale of FCB as a whole.

10.03 Entire Agreement; Amendment and Modification. This Agreement and the exhibits and schedules hereto shall constitute the entire agreement of the Parties. The Parties hereto, by mutual consent of their respective duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

10.04 Assignment. Upon the receipt of a charter by Nittany Bank, this Agreement will be assigned to Nittany Bank, which will become a party to the Agreement. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall, except as provided herein, be assigned, prior to the Effective Date, by either of the Parties hereto without the prior written consent of the other.

10.05 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.06 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

10.07 Survival of Representations and Warranties. The respective representations and warranties of the Parties hereto contained herein shall not survive after the Effective Date, unless stated otherwise herein.

10.08 Payment of Expenses. Each party hereto shall pay for its own expenses and costs in connection with the carrying out of this Agreement except as stated otherwise herein. Each Party shall pay one-half (1/2) any applicable fee payable to the regulators in connection with applications related to the Transaction.

10.09 Consent to Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules for commercial arbitration then in effect at the district office of the American Arbitration Association ("AAA") nearest to the home office of the party initiating said arbitration proceeding, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the Parties may otherwise reach a mutual settlement of such issue.

10.10 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania except to the extent Federal Law controls.

10.11 Public Disclosure: Advertising. Except as herein provided to the contrary or as required by law or otherwise herein agreed, any press release, public notice or notice to local officials regarding this Agreement or the transactions contemplated herein to be made prior to the Effective Date shall be approved in writing by all Parties prior to its release; the approval of any party shall not be unreasonably withheld. Any press release or notice related only to the formation of Nittany Bank is not required to be approved by the Seller.

10.12 Deposit Account Servicing. Purchaser shall, as of the Effective Date, have converted, by the close of the business day, all of the computerized deposit account information, onto the Purchaser's data processing system.

10.13 Data Processing Services. Seller's sole and exclusive responsibilities concerning the provision of data processing services to or for the Deposit Accounts of the Offices after the Closing Date, if any, shall be as set forth in this Section. As soon as practicable following the date of this Agreement, Seller shall provide Purchaser with applicable product functions and specifications relating to the data processing support required for the Deposit Accounts, loans, and sale deposit business (if such data processing support currently is provided with respect to such business) maintained at the Offices (such Deposit Accounts, loans and safe deposit business, if applicable, hereinafter called the "Accounts"). As soon as practicable following the date of this Agreement, Seller shall provide to Purchaser file formats relating to the Accounts and up to three (3) sets of test tapes related to the Accounts in generic form which are machine readable on IBM (or IBM compatible) equipment. By not later than 2:00 p.m. local time on the day immediately following the Closing Date, Seller shall make the foregoing documents and materials available to the Purchaser, Seller shall review and analyze such materials and shall advise Seller in writing of any defects or concerns relating thereto not later than 10 business days following receipt thereof.

10.14 Addresses for Notice, etc. All notices, requests, demands and other communications provided for hereunder and under the related documents shall be in writing (including telegraphic communications) and mailed (by registered or certified mail) or telegraphed or delivered to the applicable party at the addresses indicated below.


         If to the Seller:                  George E. Dash
                                            Senior Executive Vice President
                                             and Chief Operating Officer
                                            First Commonwealth Bank
                                            Central Offices
                                            Philadelphia and Sixth Streets
                                            P.O. Box 400
                                            Indiana, Pennsylvania  15701

         With a copy to:                    David R. Tomb, Jr.
                                            General Counsel
                                            First Commonwealth Bank
                                            Central Offices
                                            Philadelphia and Sixth Streets
                                            P.O. Box 400
                                            Indiana, Pennsylvania  15701

         If to the Purchaser:               David Richards, President
                                            Nittany Financial Corp.
                                            637 Kennard Road
                                            State College, Pennsylvania  16801

         With a copy to:                    Gregory A. Gehlmann
                                            Malizia, Spidi, Sloane & Fisch, P.C.
                                            1301 K Street, N.W.
                                            Suite 700 East
                                            Washington, D.C.  20005

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

                BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT

                                 AMENDMENT NO. 1

         This shall constitute an Amendment dated May 13, 1998 to the Branch Purchase and Deposit Assumption Agreement (the "Agreement") entered into the 24th day of March 1998, between First Commonwealth Bank, a state chartered commercial bank having its principal office at Philadelphia and Sixth Streets, Indiana Pennsylvania 15701 (the "Seller"), and Nittany Financial Corp., a Pennsylvania holding company organized for the purpose of forming and owning 100% of the stock of Nittany Bank, a federally chartered stock savings bank (in formation), having its principal office at 637 Kennard Road, State College, Pennsylvania 16801 (the "Purchaser"). The Seller and the Purchaser are hereinafter sometimes collectively referred to as the "Parties".

         WHEREAS, pursuant to Section 10.03 of the Agreement, the Parties, by mutual consent of their respective duly authorized officers, wish to amend, modify and supplement the Agreement,

         NOW, THEREFORE, in consideration of and in accordance with the provisions of the Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby amend Section 9.01(e) of the Agreement as follows:

                                   ARTICLE IX
                                   TERMINATION

9.01 Methods of Termination. This Agreement may be terminated at any time, but not later than the Effective Date:

                           . . . . . . . . . . . . . .


         (e) By the Board of Directors of the Seller or the Purchaser if the Effective Date has not occurred within the earlier of September 30, 1998 or 30 days of the receipt of all required final regulatory approvals, unless extended by the mutual consent of the Parties.